EXHIBIT 10.1
EXECUTION VERSION

FIRST AMENDMENT
TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 17, 2019 (effective as provided herein), is among WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Borrower"), each Lender a party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent ("Administrative Agent").
RECITALS:
Borrower, Lenders and Administrative Agent have previously entered into the Credit Agreement dated as of September 18, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").
Borrower has requested extension of the Revolving Credit Maturity Date, and Lenders have agreed, subject to the terms and conditions hereof, to extend the Revolving Credit Maturity Date, as provided in this Amendment, and to make certain other changes to the Credit Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
1.1    Definitions. Capitalized terms not otherwise defined herein have the same meanings as set forth in the Credit Agreement.
ARTICLE II

Amendments to Credit Agreement
2.1    Amendments to Section 1.01.
(a) The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
"Covered Party" has the meaning specified in Section 11.24(b).
"First Amendment Effective Date" means September 17, 2019.
"QFC Credit Support" has the meaning specified in Section 11.24(b).
"Supported QFC" has the meaning specified in Section 11.24(b).
"U. S. Special Resolution Regimes" has the meaning specified in Section 11.24(b).
(b) The definition of “Revolving Credit Maturity Date” is amended by deletion of the date "September 17, 2019" and its replacement with the date "September 15, 2020".
(c) The definition of "Interest Period" is amended by deleting from the third line thereof the words "three months thereafter" and inserting in lieu thereof the following:
"that is seven (7) days or one (1), two (2), three (3), or six (6) months thereafter (as selected by the Borrower pursuant to Section 2.01 or 2.02)"
(d) The definition of "Audited Financial Statements" is amended by deletion of the date "December 31, 2017" and its replacement with the date "December 31, 2018".
(e) The definition of “Subsidiary Bank” is amended to add the parenthetical “(as such Schedule may be updated from time to time as agreed between the Borrower and the Administrative Agent)” to the end of clause (i) appearing in such definition.
2.2    Amendment to Section 2.01(b)(ii). Section 2.01(b)(ii) of the Credit Agreement is amended by the deletion of the phrase “three months” and its replacement with the phrase “one month”.
2.3    Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is amended (i) by the deletion of the phrase “three months” and its replacement with the phrase “one month” and (ii) to amend and restate the third sentence thereof to read as follows: “If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Eurodollar Rate Loan, then the applicable Eurodollar Rate Loan shall be automatically continued as a Eurodollar Rate Loan with an Interest Period of the same duration.”
2.4    Amendment to Section 5.05(b). Section 5.05(b) of the Credit Agreement is amended by deletion of the date "June 30, 2018" and its replacement with the date "June 30, 2019".
2.5    Amendment to Section 7.02(e). Section 7.02(e) of the Credit Agreement is amended by deleting therefrom the reference to "$200,000,000" and inserting in lieu thereof a reference to "$400,000,000."
2.6    Amendment to Article XI. Article XI of the Credit Agreement is amended by adding thereto a new Section, numbered 11.24, reading as follows:
11.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.24, the following terms have the following meanings:
"BHC Act Affiliate" of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Covered Entity" means any of the following:
(i)    a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
2.7    Restatement of Certain Schedules. Schedule 7.02 to the Credit Agreement is amended and restated in its entirety in the form attached as Schedule 7.02 to this Amendment.
ARTICLE III

Conditions Precedent; Effectiveness
3.1    Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:
(a)    Documents. Administrative Agent shall have received this Amendment executed by Borrower and each Lender.
(b)    Upfront Fee. The Borrower shall have paid to the Administrative Agent, for the account of the Lenders, a non-refundable upfront fee equal to 0.15% of the Aggregate Revolving Credit Commitments, such upfront fee to be distributed by the Administrative Agent to the Lenders pro rata in accordance with each Lender's Revolving Credit Commitment Percentage.
(c)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Borrower contained in this Amendment are true, correct and complete in all material respects (except to the extent such representation or warranty is already qualified as to materiality, Material Adverse Effect, or similar language, in which case it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects except to the extent such representations and warranties are already qualified as to materiality, Material Adverse Effect, or similar language, in which case they shall be true and correct in all respects) as of such earlier date and (B) no Default or Event of Default has occurred and is continuing.
(ii)    Certificate of Secretary of the Borrower. A certificate of a Responsible Officer of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment and certifying that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment.
(iii)    Certificate of Good Standing. A certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of incorporation.
3.2    Effectiveness. Upon satisfaction of the condition precedent in Section 3.1, this Amendment shall be effective as of the First Amendment Effective Date.

ARTICLE IV

Ratification
4.1    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
ARTICLE V

Representations and Warranties
5.1    Loan Documents. Borrower hereby represents and warrants to each Lender and Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not (i) violate any organizational or governance document of Borrower or (ii) violate any applicable law in any material respect, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent such representation or warranty is already qualified as to materiality, Material Adverse Effect, or similar language, in which case it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified as to materiality, Material Adverse Effect, or similar language, in which case they shall be true and correct in all respects) as of such earlier date, (c) no Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment, and (d) there have been no amendments, supplements or other modifications to the certificate of incorporation or by-laws of the Borrower since May 1, 2019, copies of which have heretofore been provided to the Lenders and which remain in full force and effect on and as of the date hereof.

ARTICLE VI

Miscellaneous
6.1    Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
6.2    Severability. Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
6.3    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile transmission or PDF attachment to email shall be effective as delivery of an original executed counterpart thereof.
6.4    Governing Law; Jurisdiction, Etc.
(a)    Governing Law. This Amendment and the other Loan Documents executed in connection herewith, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of Illinois, without reference to the conflicts or choice of law principles thereof.
(b)    Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois state court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Loan Document executed in connection herewith in any court referred to in Section 6.4(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02 of the Credit Agreement. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
6.5    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
6.6    FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.7    Expenses of Administrative Agent. To the extent provided in the Credit Agreement, Borrower shall pay all invoiced reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Administrative Agent’s legal counsel promptly following Borrower’s receipt of invoices therefor.

[Signature Pages Follow]

6.8
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.
BORROWER:

WINTRUST FINANCIAL CORPORATION

By:     /s/David L. Stoehr
    David L. Stoehr
    Executive Vice President and
    Chief Financial Officer
WELLS FARGO BANK, N.A.,
as Administrative Agent

By:     /s/Linda Sampson
Name:     Linda Sampson
Title:     Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:     /s/Nicole Freeman
Name:    Nicole Freeman
Title:     Managing Director

ROYAL BANK OF CANADA,
as a Lender

By:     /s/Brian Reidy
Name:    Brian Reidy
Title:    MD, ICM

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:     /s/Peter Caligiuri
Name:    Peter Caligiuri
Title:    Senior Vice President

SCHEDULE 7.02

EXISTING INDEBTEDNESS

1.
The Borrower has principal indebtedness of approximately $47.1 million as of June 30, 2019 with U.S. Bank National Association secured by a mortgage on two buildings located at 9700 West Higgins Road, Rosemont, Illinois and 9801 West Higgins Road, Rosemont, Illinois.

2.	Great Lakes Advisors LLC has a $7.5 million line of credit with Wintrust Financial Corporation, its ultimate parent company.

3.
Junior Subordinated Debentures due to the trusts established in connection with the issuance of trust preferred securities as disclosed in Footnote 12 to the Borrower’s Consolidated Financial Statements as filed on Form 10-Q for the period ended June 30, 2019.

4.
Wintrust Financial Corporation’s guaranties of the trust preferred securities as disclosed in Footnote 12 to the Borrower’s Consolidated Financial Statements as filed on Form 10-Q for the period ended June 30, 2019.

5.
5.0000% Subordinated Notes has existing principal indebtedness of approximately $140.0 million with U.S. Bank National Association, as trustee and Royal Bank of Canada, as underwriter, as disclosed in Footnote 12 to the Borrower’s Consolidated Financial Statements as filed on Form 10-Q for the period ended June 30, 2019.

6.
4.850% Subordinated Notes has existing principal indebtedness of approximately $300.0 million with U.S. Bank National Association as trustee and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC as underwriters, as disclosed in Footnote 11 to Borrower’s Condensed Consolidated Financial Statements filed on Form 10-Q for the period ended June 30, 2019.

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